SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
              the Securities Exchange Act of 1934 (Amendment No. )


Filed by the Registrant /x/
Filed by a Party other than the Registrant / /
Check the appropriate box:
/ /    Preliminary  Proxy Statement
/ / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
/ /    Definitive Proxy Statement
/x/    Definitive Additional Materials
/ /    Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12


                         THE FIRST AUSTRALIA FUND, INC.
                         ------------------------------
                (Name of Registrant as Specified In Its Charter)

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/x/    No fee required.
/ /    Fee  computed  on  table below  per  Exchange  Act Rules  14a-6(i)(1) and
       0-11.

       (1)     Title of each class of securities to which transaction applies:

       (2)     Aggregate number of securities to which transaction applies:

       (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

       (4)     Proposed maximum aggregate value of transaction:

       (5)     Total fee paid:

/ /    Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

       (1)     Amount Previously Paid:

       (2)     Form, Schedule or Registration Statement No.:

       (3)     Filing Party:

       (4)     Date Filed:

                 NEWS FLASH!!!*** NEWS FLASH!!!*** NEWS FLASH!!!



The April 23 Annual Meeting of The First Australia Fund is just days away. Vote today to protect your investment.

You can now vote by a toll-free telephone call! Simply follow the instructions at the bottom of this letter to vote by phone.

Your vote is extremely important.  Please act now!



            *****LAST CHANCE**VOTE NOW*****LAST CHANCE**VOTE NOW*****

Since we last wrote to you, Institutional Shareholder Services (ISS), the nation's premier independent proxy advisory firm, has recommended to its clients that they support your Board by voting FOR Proposals 1 and 2, sponsored by the Board, and AGAINST Proposals 3, 4, 5 and 6, sponsored by DDA, dissident shareholders.

In its April 14, 1999 report, ISS stated:

     "The current Board is a group of individuals highly qualified to oversee a Fund that invests in Australian equities."

     "The fund's performance has improved greatly, and the discount has decreased significantly in the past seven months, partly as a result of the booming Australian market."

ISS also noted that, although DDA has suggested methods by which shareholders could sell their shares at net asset value,

     "On speaking with DDA and on doing additional research, ISS learned of two closed-end funds in which such methods were used, both of which ended in the dissolution of the fund or its merging into another fund."


Please follow the simple instructions below to vote by a toll-free telephone call.

Protect your investment by voting FOR Proposals 1 & 2 and AGAINST Proposals 3-6.



                         TOLL-FREE PROXYGRAM OPERATORS
                        ARE AVAILABLE TO ASSIST YOU NOW

                           FOLLOW THESE INSTRUCTIONS

1. Call Toll-Free 1-800-xxx-xxxx between 8:00 a.m. and 12:00 midnight eastern time.
2. Tell the operator that you wish to send a collect Proxygram to ID No.xxxx, The First Australia Fund.
3.   State your name, address and telephone number.
4. State the bank or broker at which your shares are held and your control: number as shown below:

                     Name:
                     Broker:
                     Control Number:
                     Number of Shares:

5.   Give the operator your voting preferences, using the proxy text below.

                         THE FIRST AUSTRALIA FUND, INC.

            THIS PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                 Annual Meeting of Shareholders - April 23, 1999

     The undersigned hereby appoints William J. Potter, Brian M. Sherman and Laurence S. Freedman, and each of them, the proxies of the undersigned, with power of substitution to each of them, to vote all shares of the common stock of The First Australia Fund, Inc. which the undersigned is entitled to vote at the Annual Meeting of Shareholders of The First Australia Fund, Inc. to be held at One Seaport Plaza, New York, New York on April 23, 1999 at 10:00 a.m. (Eastern time) and at any adjournment or postponement thereof. By signing this proxy card on the reverse side, the undersigned authorizes the appointed proxies to vote in their discretion on any other business which may properly come before the meeting or any adjournments or postponements thereof.

--------------------------------------------------------------------------------
                      PLEASE VOTE, DATE AND SIGN ON REVERSE
                  AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.
--------------------------------------------------------------------------------

HAS YOUR ADDRESS CHANGED?               DO YOU HAVE ANY COMMENTS:

-----------------------------------     ----------------------------------------

-----------------------------------     ----------------------------------------

-----------------------------------     ----------------------------------------

(X) Please mark your votes as in this example

This proxy, when properly executed, will be voted in the manner directed. If no direction is made, this proxy will be voted FOR Items 1, and 2 and AGAINST Items 3, 4, 5 and 6.

--------------------------------------------------------------------------------

Your Board of Directors recommends a vote FOR Proposals 1 & 2 below
                                          ---
--------------------------------------------------------------------------------

1. Election of 5 Directors for a three year term:

   FOR ALL  / /                      WITHHOLD ON ALL  / /
                                     FOR ALL EXCEPT   / /
   Nominees: M. Fraser, H.A. Jacobs, Jr., H.A. Knight, R.H. McCoy, B.M. Sherman FOR, except withhold vote from following nominees:___________________________

2. Ratification of selection of independent public accountants

   FOR  / /           AGAINST  / /               ABSTAIN  / /

--------------------------------------------------------------------------------


--------------------------------------------------------------------------------

Your Board of Directors recommends a vote AGAINST Proposals 3-6 below

--------------------------------------------------------------------------------

3. Shareholder proposal to terminate the Investment Management Agreement with EquitiLink

   FOR  / /           AGAINST  / /               ABSTAIN  / /

4. Shareholder proposal that the Board take whatever steps necessary for shareholders to receive net asset value for their shares within 60 days of the Meeting

   FOR  / /           AGAINST  / /               ABSTAIN  / /

5. Shareholder proposal that all Directors not standing for reelection who oppose Item 4 resign

   FOR  / /           AGAINST  / /               ABSTAIN  / /

6. Shareholder proposal to reimburse shareholder proponent's fees and expenses

   FOR  / /           AGAINST  / /               ABSTAIN  / /


DATE ____________________, 1999

_______________________________

_______________________________
Signatures(s)

Please sign exactly as name(s) appear(s) on this proxy card. If signing for a corporation or partnership or as an agent or attorney, indicate the capacity in which you are signing. If signing as trustee, custodian or other fiduciary, please state your title.


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